UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 16, 2024, The Walt Disney Company issued the following press release:

THE WALT DISNEY COMPANY NOMINATES 12 DIRECTORS FOR ELECTION
AT UPCOMING ANNUAL MEETING OF SHAREHOLDERS

BURBANK, Calif., January 16, 2024— The Walt Disney Company (NYSE: DIS) Board of Directors disclosed its recommended slate of 12 nominees for election at the 2024 Annual Meeting of Shareholders in preliminary proxy materials filed today with the Securities and Exchange Commission.

The Board has unanimously recommended that shareholders vote for Mary T. Barra, Safra A. Catz, Amy L. Chang, D. Jeremy Darroch, Carolyn N. Everson, Michael B.G. Froman, James P. Gorman, Robert A. Iger, Maria Elena Lagomasino, Calvin R. McDonald, Mark G. Parker, and Derica W. Rice.

The director candidates possess significant expertise in implementing strategic priorities while growing shareholder value across a spectrum of varied businesses, and have the skill sets, experiences and professional backgrounds representing a diversity of perspectives and characteristics that are particularly relevant to Disney’s business and strategic objectives. Parker, who serves as Chairman of the Disney Board, is Executive Chairman of NIKE, Inc. and its former Chairman, President and Chief Executive Officer; Iger, Disney’s Chief Executive Officer, formerly also served as Chairman; Barra is Chair and Chief Executive Officer of General Motors Co.; Catz is Chief Executive Officer of Oracle Corp. and its former President; Chang is a former senior executive at Cisco Systems, Inc. and Google and a current director of Procter & Gamble Co.; Everson is a former senior executive at Instacart, Meta Platforms, Inc. and Microsoft Corp. and a current director of The Coca-Cola Co. and Under Armour Inc.; Froman is President of the Council on Foreign Relations and former Vice Chairman and President, Strategic Growth at Mastercard Inc.; Lagomasino is Chief Executive Officer and Managing Partner of WE Family Offices and a former senior executive at JP Morgan Private Bank and Chase Manhattan Bank and a current director of The Coca-Cola Co.; McDonald is Chief Executive Officer of lululemon athletica inc.; and Rice is a former senior executive at CVS Health Corp. and Eli Lilly and Co. and a current director of The Carlyle Group Inc., Bristol-Myers Squibb Co., and Target Corp.

The Board has been continually refreshed, with a focus on directors whose industry experience is additive to the company’s strategic priorities. This includes the recent additions of Darroch, former Executive Chairman and Group Chief Executive Officer of Sky; and Gorman, Executive Chairman and former Chairman and Chief Executive Officer of Morgan Stanley, both of whom will be standing for election at the annual meeting. The average tenure of the current Board is six years, with seven out of twelve serving less than six years, and the Board is led by an independent chairman.

The nominees reflect Disney’s ongoing commitment to a strong Board focused on the long-term performance of the company, strategic growth initiatives, the succession planning process, and increasing shareholder value.

The Board does not endorse the nominations of Nelson Peltz and James Rasulo put forth by Trian Fund Management, L.P. and its affiliates, led by Nelson Peltz and supported by former Disney executive Isaac Perlmutter (collectively, the “Trian Group”). The Board recommends that shareholders do not vote for the Trian Group nominees, and that they reject a related proposal from the Trian Group to amend the Company Bylaws.

Separately, the Board does not endorse the nominations of Craig Hatkoff, Jessica Schell and Leah Solivan put forth for election as directors by Blackwells Onshore I LLC, Blackwells Capital LLC and Jason Aintabi (collectively, the “Blackwells Group”), and recommends that shareholders not vote for the Blackwells Group nominees. The Board also recommends shareholders reject a related proposal from the Blackwells Group.

For more information on the Board’s recommendations that shareholders vote in favor of Disney’s nominees and against the Trian Group’s nominees and the Blackwells  Group’s nominees, please refer to Disney’s preliminary proxy statement filed with the Securities and Exchange Commission today.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Board’s areas of focus and the Company’s expectations, beliefs, plans, strategies, business or financial prospects or outlook, future shareholder value, priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; further deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content; consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

Disney has filed with the SEC a preliminary proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. The proxy statement is in preliminary form and Disney intends to file and mail a definitive proxy statement to shareholders of Disney. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.thewaltdisneycompany.com.

Participants

Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s preliminary proxy statement for its 2024 Annual Meeting, which was filed with the SEC on January 16, 2024, and will be included in Disney’s definitive proxy statement, once available. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contacts:

David Jefferson
Corporate Communications
(818) 560-4832
david.j.jefferson@disney.com

Mike Long
Corporate Communications
(818) 560-4588
mike.p.long@disney.com

Steve Lipin
Gladstone Place Partners
(212) 230-5930
slipin@gladstoneplace.com